Exhibit 99.1

 Keynote's Preliminary Second Quarter 2006 Revenue Below Expectations

    SAN MATEO, Calif.--(BUSINESS WIRE)--April 3, 2006--Keynote Systems (Nasdaq:KEYN):

    --  Shortfall in Customer Experience Management (CEM) Revenue

    --  SLM Subscription Business Remains Stable

    -- Patrick Quirk, Executive Vice President of Worldwide Customer Operations, Resigns; Jeff Kraatz Promoted to VP of Sales,
        Americas and Asia Pacific

    Keynote Systems (Nasdaq:KEYN), the worldwide leader in services that improve online business performance and communications technologies, today announced that it expects total revenue for the period ended March 31, 2006, to be between $12.5 million and $13.0 million, as compared to the Company's total revenue guidance range between $13.5 million and $14.0 million.
    Management expects the second quarter 2006 revenue to be impacted by fewer customer experience management (CEM) engagement sales than anticipated. While load-testing engagements were down somewhat, service level management (SLM) subscription revenue remained stable as compared to the first quarter 2006 and grew compared to second quarter 2005.
    "The long-term company fundamentals remain strong. In fact, today we announced the exciting acquisition of SIGOS, a German-based technology leader in mobile data network testing and active service monitoring solutions, expanding our position in the mobile space," said Umang Gupta, chairman and CEO of Keynote. (See separate acquisition press release issued today.)
    "The expected shortfall in our CEM revenue will cause the company to miss its guidance for the first time in Keynote's history. We are taking decisive action to reverse this decline and grow at the levels we originally targeted. First, we intend to separate the CEM and SLM consulting businesses and concentrate all CEM consulting, subscription and competitive intelligence (CI) products and resources under a single business unit chief with the responsibility to resume overall CEM revenue growth. Until we have filled that position, the business unit will report to me. The upcoming release of WebEffective 4.5 will support these efforts, as our CEM offering continues to become more self-service-oriented, potentially enabling us to reduce the cost of CEM services and to emphasize CEM subscription license sales. Also, we believe we can increase product margins by greater focus on competitive intelligence studies that can be sold as a packaged product, in addition to custom consulting engagements."

    Keynote also announced a series of executive changes:

    -- Patrick Quirk, executive vice president of worldwide customer operations, has resigned from the company.

    -- Jeff Kraatz, Keynote's vice president of Asia Pacific Sales, has been promoted to vice president of sales, the Americas and Asia Pacific. He was previously vice president and managing director of Asia Pacific operations. Mr. Kraatz has over 25 years executive and general management experience with U.S. and Asia Pacific-based organizations including long-term stints at Octel, Lucent and 10 years at Sprint growing a division of the company from start-up mode to $60 million in sales. Kraatz also has served as the CEO of two B2B e-commerce start-ups.

    -- Don Aoki, senior vice president, engineering and operations, has been appointed to the position of senior vice president of corporate development and will be responsible for acquisitions integration and will also assist Mr. Gupta in management of the CEM business.

    Keynote expects to hold its regularly scheduled call to announce final second quarter results on May 2, 2006 at 2:00 p.m. pacific time. Further details regarding that call will be announced shortly.
    Keynote will host a conference call and simultaneous Web cast at 8:30 a.m. (EDT) today, April 3, 2006, to discuss this news. To listen to the live conference call in the U.S. and Canada dial (866) 271-6293. Outside the U.S. and Canada dial (706) 679-4457. The conference ID is #7027756. The Web cast of the call will be available at the Investor Relations section of Keynote's Web site at www.keynote.com under 'Investors.'
    Playback of the conference call will be available at 9:30 a.m.
(EDT) on Monday, April 3, 2006. To access the replay in the U.S. and Canada dial (800) 642-1687. To access the replay outside the U.S. and Canada dial (706) 645-9291. The passcode is #7027756.

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq:KEYN) is the worldwide leader in services that improve online business performance and communications technologies. Keynote helps approximately 2,300 corporate customers and 11,000 individual subscribers become "the best of the best" online. The business premise supporting Keynote's mission is: "Online businesses can't manage what they don't measure." As an independent and trusted third-party, Keynote provides IT and marketing executives with unbiased benchmarking data, competitive analysis and operational metrics from the customer perspective. This data measures service levels and customer experience of Web sites, broadband services and mobile communications.
    Known as The Internet Performance Authority(R), Keynote manages a market-leading infrastructure of 1,600+ measurement computers and mobile devices in over 114 locations and 66+ metropolitan areas worldwide that assess service levels and a panel of over 160,000 consumers who participate in interactive Web site tests that assess user experience. These online user experience tests capture customer attitude and behavior to answer the critical "why" behind the "what." Keynote's geographically distributed measurement services, on-site monitoring appliances, competitive intelligence and custom studies ensure that its customers outpace their competitors in online service levels and overall user experience.
    Keynote Systems, Inc. is headquartered in San Mateo, California, and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding Keynote or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from Keynote's current expectations.
    Forward-looking statements in this release include, but are not limited to, those related to future financial results, the effects of future organizational changes, benefits of the acquisition of Sigos and future growth of Keynote's services. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as financial results for the quarter are estimates and have not finally reviewed for the quarter and therefore remain subject to additional adjustments, the risks related to the Sigos acquisition described in the press release issued by Keynote today, Keynote's ability to attract and retain qualified personnel to fill open positions, particularly given the substantial competition for qualified personnel in Internet-related industries, pricing pressure with respect to services, competition, and Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2005, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    Keynote and The Internet Performance Authority are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2006 Keynote Systems, Inc.

    CONTACT: Keynote Systems
             Dan Berkowitz, 650-403-3305 (Media/Investor Relations)
             Mobile: 415-518-7870
             dberkowitz@keynote.com